Item 30. Exhibit (h) i. o. 1. i.

AMENDMENT TO THE FUND PARTICIPATION AGREEMENT

AMONG C.M. LIFE INSURANCE COMPANY, MFS VARIABLE INSURANCE TRUST, MFS

VARIABLE INSURANCE TRUST II, MFS VARIABLE INSURANCE TRUST III, and MFS FUND

DISTRIBUTORS, INC.

THIS AMENDMENT, made and entered into as of the 7th day of September, 2021, amends the Participation Agreement entered into as of the 1st day of October, 2016, as amended (the “Agreement”) by and among C.M. LIFE INSURANCE COMPANY, a life insurance company organized under the laws of the State of Connecticut (the “Company”), MFS VARIABLE INSURANCE TRUST, a Massachusetts business trust (“Trust I”), MFS VARIABLE INSURANCE TRUST II, a Massachusetts business trust (“Trust II”), MFS VARIABLE INSURANCE TRUST III, a Delaware statutory trust (“Trust III”), and MFS FUND DISTRIBUTORS, INC., a Delaware corporation (“MFD”).

WHEREAS, the parties desire to amend the Agreement;

NOW THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the Agreement as follows:

1. Schedule A to the Agreement is hereby deleted in its entirety and replaced with the attached Schedule A.

IN WITNESS WHEREOF, the parties hereto have entered into this Agreement on this 7th day of September, 2021.

C.M. Life Insurance Company.

By:	/s/ Michael S. Dunn
Name	Michael S. Dunn
Title:	Vice President

MFS Variable Insurance Trust.

By:	/s/ Susan Pereira
Name	Susan Pereira
Title:	Assistant Secretary

MFS Variable Insurance Trust II.

By:	/s/ Susan Pereira
Name	Susan Pereira
Title:	Assistant Secretary

MFS Variable Insurance Trust III.

By:	/s/ Susan Pereira
Name	Susan Pereira
Title:	Assistant Secretary

MFS Fund Distributors, Inc.

By:	/s/ Michael S. Keenan
Name	Michael S. Keenan
Title:	President

SCHEDULE A

ACCOUNTS, POLICIES, AND PORTFOLIOS

SUBJECT TO THE PARTICIPATION AGREEMENT

Name of Separate Account and Date Established by Board of Directors	Policies Funded by Separate Account	Share Class	Trust	Portfolios Applicable to Policies
C.M. Life Variable Life Separate Account I	VUL SVUL SVUL II Electrum SelectSM	Initial and Service	VIT, VIT II, and VIT III	(1)

(1) Portfolios Applicable to certain Policies:

VIT I

MFS Global Equity Series

MFS Growth Series

MFS Investors Trust Series

MFS Mid Cap Growth Series

MFS New Discovery Series

MFS Research Series

MFS Total Return Bond Series

MFS Total Return Series

MFS Utilities Series

MFS Value Series

VIT II

MFS Blended Research Core Equity Portfolio

MFS Core Equity Portfolio

MFS Corporate Bond Portfolio

MFS Emerging Markets Equity Portfolio

MFS Global Governments Portfolio

MFS Global Growth Portfolio

MFS Global Research Portfolio

MFS Global Tactical Allocation Portfolio

MFS Government Securities Portfolio

MFS High Yield Portfolio

MFS International Growth Portfolio

MFS International Intrinsic Value Portfolio

MFS Massachusetts Investors Growth Stock Portfolio

MFS U.S. Government Money Market Portfolio

MFS Research International Portfolio

MFS Income Portfolio

MFS Technology Portfolio

VIT III

MFS Blended Research Small Cap Equity Portfolio

MFS Conservative Allocation Portfolio

MFS Inflation-Adjusted Bond Portfolio

MFS Limited Maturity Portfolio

MFS Mid Cap Value Portfolio

MFS Moderate Allocation Portfolio

MFS Global Real Estate Portfolio

MFS Growth Allocation Portfolio

MFS New Discovery Value Portfolio

And any other Portfolios or series of shares of the Trusts that are available and open to new investors on or after the effective date of this Agreement. Please refer to the Portfolio Prospectus for up-to-date information on open or closed shares.